Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Symantec Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-07223, 333-18353, 333-39175, 333-71021, 333-47648, 333-52200, 333-81146, 333-102096, 333-117176, 333-119872, 333-126403, 333-140252, 333-141986, 333-148107, 333-155266, 333-170326, 333-175783 and 333-179268) and Form S-3 (Nos. 333-127958, 333-127959, 333-139230 and 333-169330) of Symantec Corporation of our report dated May 17, 2013, with respect to the consolidated balance sheets of Symantec Corporation and subsidiaries as of March 29, 2013 and March 30, 2012, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended March 29, 2013, the related financial statement schedule, and the effectiveness of internal control over financial reporting of Symantec Corporation as of March 29, 2013, which report appears in the March 29, 2013 annual report on Form 10-K of Symantec Corporation.

/s/ KPMG LLP

Santa Clara, California

May 17, 2013